Exhibit 10.17

EXECUTION VERSION

CLASS A-1L CREDIT AGREEMENT

dated as of August 28, 2019

among

BCC MIDDLE MARKET CLO 2019-1, LLC,
as Borrower,

BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC,
as Co-Borrower,

CAPITAL ONE, NATIONAL ASSOCIATION,
as Lender,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Loan Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I — Definitions

EXHIBIT A — Form of Lender Note

EXHIBIT B — Form of Assignment and Assumption Agreement

EXHIBIT C — Confirmation of Registration

SCHEDULE 1 — Commitments and Percentages

SCHEDULE 2 — Lending Offices and Notice Data

SCHEDULE 4 — Payment Instructions for Lenders

SCHEDULE 3 — Loan Agent Wiring Instructions

CLASS A-1L CREDIT AGREEMENT

THIS CLASS A-1L CREDIT AGREEMENT (this “Agreement”), dated as of August 28, 2019, is entered into by and among BCC MIDDLE MARKET CLO 2019-1, LLC, a limited liability company formed and registered under the laws of the Cayman Islands (the “Borrower”), BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC, a limited liability company organized under the laws of the State of Delaware (the “Co-Borrower” and, together with the Borrower, the “Borrowers”), VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS which are, or may become, parties hereto as Lenders (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but as Loan Agent (the “Loan Agent”) and as Collateral Trustee (the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Borrower is a limited liability company formed and registered under the laws of the Cayman Islands formed and registered for the purpose of investing on a leveraged basis and actively managing a diversified pool of Collateral Obligations (as such term and the other capitalized terms used in these recitals are defined in Section 1.1 below);

WHEREAS, the Borrower and Co-Borrower will be issuing, as applicable, Notes under the Indenture as Issuer and Co-Issuer, respectively, subject to the terms and conditions set forth therein, and will pledge as security for the Notes and the Loans all of the Assets, as set forth in the Indenture;

WHEREAS, the Borrower desires to obtain Commitments from the Lenders, pursuant to which Loans shall be made, subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the Aggregate Commitment at such time; and

WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth, to extend such Commitments;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1          Defined Terms.  As used in this Agreement, and unless the context requires a different meaning, capitalized terms used but not defined herein shall have the respective meanings set forth in Annex I hereto (or, if not Annex I hereto, as otherwise defined in the Indenture).

Section 1.2          Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Assignment Agreement, notice and other communication delivered from time to time in connection with this Agreement or any other Credit Document.

Section 1.3          Interpretation.  In this Agreement, unless a clear contrary intention appears:

(a)           the singular includes the plural and the plural the singular;

(b)           words importing any gender include the other genders;

(c)           references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form;

(d)           references to agreements (including this Agreement and the Annex and Exhibits and Schedules hereto) and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by the Indenture or this Agreement;

(e)           references to Persons include their permitted successors and assigns but if applicable, only if such successors and assigns are permitted by this agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; and

(f)            the term “including” means “including without limitation”.

Section 1.4          Accounting Matters.  For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

Section 1.5          Collateral Documents.  References in this Agreement to the Indenture or any other Collateral Document, in a case where such Collateral Document is or would be governed by the laws of any jurisdiction other than the State of New York, shall mean and be a reference to a document having a purpose and effect under the laws of such other jurisdiction substantially similar to the purpose and effect of the corresponding Collateral Document.

Section 1.6          Conflict between Credit Documents.  If there is any conflict between this Agreement and the Indenture or any other Credit Document, this Agreement, the Indenture and such other Credit Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Indenture shall prevail and control and in any other case this Agreement shall prevail and control.

Section 1.7          Legal Representation of the Parties.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Credit Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

ARTICLE II

COMMITMENTS

Section 2.1          Commitments of Each Lender.  (a) Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make a Loan to the Borrower in a principal amount equal to such Lender’s Percentage of the Aggregate Commitment.

(b)           Each Lender shall, on the Closing Date and subject to the terms and conditions hereof, severally, but not jointly, make a term loan (a “Loan” and, collectively, the “Loans”) to the Borrower (the payment of which may be made to the Collateral Trustee on behalf of the Borrower) for deposit in the Ramp-Up Account pursuant to the wiring instructions on Schedule 4 hereto in a principal amount equal to such Lender’s Percentage of the Aggregate Commitment.  The commitment of each Lender to make Loans under this Section 2.1(b) is referred to herein as such Lender’s “Commitment” and, together with its Percentage of the Aggregate Commitment, is set forth in Schedule 1 hereto.  For the avoidance of doubt, the “Loans” as defined and described hereunder are the “Class A-1L Loans” as defined and described under the Indenture.

(c)           Each Loan shall be denominated in Dollars.  Subject to the terms hereof, the Borrower may from time to time prepay the Loans in accordance with the Priority of Distributions and in connection with an Optional Redemption (including a Refinancing), Partial Redemption by Refinancing, Clean-Up Call Redemption or other redemption or prepayment permitted by the Indenture with respect to the Loans; provided that the Borrower may not borrow or re-borrow any Loans after prepayment or repayment thereof.

ARTICLE III

LOANS AND LENDER NOTES

Section 3.1          Borrowing Procedure.  Borrowings of Loans shall be made in accordance with this Section 3.1.

Section 3.1.1         Funding of the Borrowing.  (a) Upon receipt of confirmation from the Issuer (or its counsel on its behalf) that the conditions set forth in Section 4.1 have been satisfied, each Lender shall make available its pro rata share (based on such Lender’s Percentage) of the Aggregate Commitments in the manner provided below.  All such amounts shall be made available in Dollars, and in immediately available funds to the Collateral Trustee for deposit into the Ramp-Up Account pursuant to the Indenture.

(b)           Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments and other commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 3.2          Lender Notes.  (a) On the Loan Date to the extent requested by any Lender, the Borrowers shall (i) sign a Lender Note in the name of such Lender in a maximum principal amount equal to such Lender’s Percentage of the Aggregate Commitments, which such Lender Notes shall be dated the Loan Date and substantially in the form of Exhibit A (a “Lender Note”) and (ii) deliver such Lender Note to such Lender (with a copy to the Loan Agent).  If requested by any Lender, the Borrower shall obtain a CUSIP or other loan identification number that is customary for the nature of the Loans made hereunder.  To the extent any Lender does not elect to receive a Lender Note, the Registrar shall, upon instruction of the Borrower, deliver to such Lender a Confirmation of Registration in the form of Exhibit C hereto.

(b)           The Borrower hereby irrevocably authorizes the Loan Agent to make (or cause to be made) appropriate notations on its internal records, which notations shall evidence,

inter alia, the date of, the Aggregate Outstanding Amount of, and the Interest Rate applicable to, the Loans evidenced thereby.  The notations on such internal records indicating the Aggregate Outstanding Amount of the Loans made by such Lender shall be prima facie evidence (absent manifest error) of the principal amount thereof owing and unpaid, but the failure to record any such amount, or any error therein, shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Lender Note to make payment of principal of or interest on such Loans when due.  At any time (including to replace any Lender Note that has been destroyed or lost) when any Lender requests the delivery of a new Lender Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to such Lender the Lender Note in the appropriate amount or amounts to evidence such Loans; provided, for the avoidance of doubt, that, other than in the case of a substitute or replacement Lender Note to replace a Lender Note that has been destroyed or lost, only one Lender Note shall be issued to any Lender and the Borrower shall not deliver or cause to be delivered a new Lender Note to any requesting Lender until such Lender surrenders the Lender Note currently held by such Lender; provided, further that, in the case of a substitute or replacement Lender Note, the Borrowers and the Loan Agent shall have received from such requesting Lender (i) evidence to their reasonable satisfaction of the destruction, loss or theft of any Lender Note and (ii) there is delivered to the Borrowers, the Loan Agent, the Collateral Trustee and the Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Borrowers, the Loan Agent, the Collateral Trustee and/or such Transfer Agent that such Lender Note has been acquired by a Protected Purchaser, the Borrowers shall execute and, upon receipt of such executed Lender Note, the Loan Agent shall deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Lender Note, the new Lender Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its issuance, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Lender Note and bearing a number not contemporaneously outstanding; provided, further that, in connection with the Stated Maturity or Redemption Date of the Loans, each Lender shall surrender the Lender Notes to the Loan Agent for payment of the Redemption Price or final payment of principal of such Loans in accordance with the Priority of Distributions.  Such surrender shall occur either at the address specified herein for the Loan Agent or, with respect to any Redemption Date, in accordance with the redemption notice delivered pursuant to Section 9.4 of the Indenture.

If, after delivery of such new Lender Note, a Protected Purchaser of the predecessor Lender Note presents for payment, transfer or exchange such predecessor Lender Note, the Borrowers, the Collateral Trustee, the Loan Agent and such Transfer Agent shall be entitled to recover such new Lender Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Borrowers, the Collateral Trustee, the Loan Agent and such Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Lender Note has become due and payable, the Borrowers in their discretion may, instead of issuing a new Lender Note pay such Lender Note without requiring surrender thereof except that any mutilated or defaced Lender Note shall be surrendered.

Upon the issuance of any new Lender Note under this Section 3.2, the Borrowers may require the payment by the Lender thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Collateral Trustee and the Loan Agent) connected therewith.

All Lender Notes surrendered for payment, registration of transfer, conversion, exchange or redemption, or mutilated, defaced or deemed lost or stolen, shall be promptly canceled by the Loan Agent and may not be reissued or resold.  No Lender Note may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance) except for payment as provided herein, or for registration of transfer, exchange, conversion or redemption, or for replacement in connection with any Lender Note mutilated, defaced or deemed lost or stolen.  Any such Lender Note shall, if surrendered to any Person other than the Loan Agent, be delivered to the Loan Agent.  All canceled Lender Notes held by the Loan Agent shall be destroyed or held by the Loan Agent in accordance with its standard retention policy unless the Borrowers shall direct by an Issuer Order received prior to destruction that they be returned to it.

The provisions of this Section 3.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Lender Notes.

Section 3.3          Principal Payments.

Section 3.3.1         Repayments and Prepayments.  The Borrowers shall make payments of unpaid principal of each Loan on each Distribution Date after the Reinvestment Period to the extent provided in the Priority of Distributions.  During the Reinvestment Period, the Loans must be repaid to the extent payments are required (or allowed) pursuant to the Indenture and Section 3.3.3 or Section 3.3.4 herein, and may be voluntarily repaid (in whole or in part) on any Distribution Date or Business Day, as applicable, to the extent payments are permitted pursuant to the Indenture or Section 3.3.5, Section 3.3.6, Section 3.3.7 or Section 3.3.9 herein.

Section 3.3.2         Application.  Each repayment and prepayment of a Loan shall be subject to the terms of the Indenture (including the subordination provisions set forth in Section 13.1 thereof and the Priority of Distributions set forth in Section 11.1(a) thereof) and the requirement to pay Lenders on a pro rata basis as set forth in Section 8.6.  Without limiting the generality of the foregoing, the Loans shall comprise and be a part of the Class A-1 Debt and, as such, shall be subject to the terms and conditions of the Indenture applicable to the Class A-1 Debt, and shall have the rights afforded in the Indenture to the Class A-1 Debt (to the extent of the component thereof consisting of the Loans).

Section 3.3.3         Mandatory Prepayment.  If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Borrower shall apply available amounts in the Payment Account on the related Determination Date to make payments on the Debt (including the Loans) as required pursuant to the Priority of Distributions as set forth in Section 9.1 of the Indenture (a “Mandatory Prepayment”).

Section 3.3.4         Special Prepayment.  Principal payments on the Debt (including the Loans) shall be made in part in accordance with the Priority of Distributions on any Business Day (i) during the Reinvestment Period, if the Portfolio Manager at its sole discretion notifies the Collateral Trustee and the Loan Agent that it has been unable, for a period of at least twenty (20) consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Portfolio Manager in its sole discretion and would meet the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations, (ii) after the Ramp-Up Period, if the Portfolio Manager notifies the Collateral Trustee and the Loan Agent that a redemption is required pursuant to Section 7.17 of the Indenture in order to obtain Effective Date Ratings Confirmation or (iii) if a Retention Deficiency exists, to the extent necessary to reduce such Retention Deficiency to zero (in each case, a “Special Prepayment”).  On the first Distribution Date following the Collection Period in which such notice is given (a “Special Prepayment Date”), the amount in the Collection Account representing (1) Principal Proceeds which the Portfolio Manager has determined cannot be reinvested in additional Collateral Obligations, (2) Interest Proceeds and Principal Proceeds which must be applied to redeem the Debt (including the Loans) in order to obtain Effective Date Ratings Confirmation or (3) Principal Proceeds necessary to reduce any outstanding Retention Deficiency to zero (such amount, the “Special Prepayment Amount”), as the case may be, shall be applied in accordance with the Priority of Distributions under Section 11.1(a)(ii) of the Indenture.  Notice of payments pursuant to this Section 3.3.4 shall be given by the Loan Agent as soon as reasonably practicable, and in any case not less than three (3) Business Days prior to the applicable Special Prepayment Date (provided, that such notice shall not be required in connection with a Special Prepayment pursuant to clause (B) of the definition of such term if the Special Prepayment Amount is not known on or prior to such date) to each Holder of Debt affected thereby at such Holder’s address in the Register, to the Loan Agent (who shall forward such notice to the Lenders) and to the Rating Agencies.

Section 3.3.5         Optional Prepayment.  In connection with an Optional Redemption of the Debt (including a Tax Redemption) under Section 9.2 of the Indenture, the Loans shall be prepaid in whole but not in part from Disposition Proceeds and/or Refinancing Proceeds, as applicable.  In connection with a redemption of the Debt under Section 9.2 of the Indenture, the Loans shall be prepaid (each, an “Optional Prepayment”) by the Borrowers, in whole on the same Business Day as such Optional Redemption or redemption following a Tax Event.

In connection with any Optional Prepayment pursuant to this Section 3.3.5, upon notification from the Borrowers, the Collateral Trustee or the Loan Agent (as applicable) as required by the Indenture, the Loan Agent shall notify the Lenders thereof in writing within the same time periods permitted for notice by the Collateral Trustee to the Holders of a Redemption Date under the Indenture.

Section 3.3.6         Partial Prepayment by Refinancing.  In connection with a Partial Redemption by Refinancing under Section 9.3 of the Indenture, the Loans may be prepaid by the Borrowers in whole but not in part from Refinancing Proceeds and other amounts permitted (each, a “Partial Prepayment by Refinancing”), subject to the conditions set forth in Section 9.3 of the Indenture.

In connection with any Partial Prepayment by Refinancing pursuant to this Section 3.3.6, upon notification from the Borrowers as required by the Indenture, the Loan Agent shall notify the Lenders thereof in writing within the same time periods permitted for notice by the Collateral Trustee to the Holders of the applicable Classes of Notes to be redeemed (if any) of a Redemption Date in respect of a Partial Redemption by Refinancing under the Indenture.

Section 3.3.7         Prepayment in Connection with Clean-Up Call Redemption of Notes.  In connection with a Clean-Up Call Redemption of the Notes under Section 9.6 of the Indenture, the Loans may be prepaid (each, a “Clean-Up Call Prepayment”) by the Borrowers as and to the extent set forth in such Section 9.6 of the Indenture.

In connection with any Clean-Up Call Prepayment pursuant to this Section 3.3.7, upon notification from the Borrowers as required by the Indenture, the Loan Agent shall notify the Lenders thereof in writing within the same time periods permitted for notice by the Collateral Trustee to the Holders of a Redemption Date under the Indenture.

Section 3.3.8         Re-Pricing.  The Loans will not be subject to Re-Pricing.

Section 3.3.9         Borrower Repayment of Loans.  The Loans may be repaid by the Borrower in connection with a purchase by the Borrower of the Class A-1 Notes under Section 2.10 of the Indenture on the same Business Day as such purchase of the Class A-1 Notes by the Issuer under the Indenture.

Such repayment by the Issuer pursuant to this Section 3.3.9 may be made so long as, immediately prior to such prepayment by the Borrower, each Overcollateralization Ratio Test shall be satisfied and, immediately after giving effect to such purchase or prepayment, the Overcollateralization Ratio Test with respect to each Class of Debt that remains Outstanding shall be satisfied and the Borrower notice of each such repayment to each Rating Agency then rating a Class of Debt.

In connection with any such repayment, any Lender Note of a Lender subject to such repayment shall be surrendered to the Loan Agent for cancellation in accordance with Section 3.2. The Borrower shall provide notice to the Co-Borrower, the Rating Agencies, the Loan Agent and the Collateral Trustee of any Lender Note tendered to it in connection with any such repayment, and the Loan Agent shall provide notice to the Co-Borrowers of any Lender Note tendered to it in connection with any such repayment.

Section 3.4          Interest.

Section 3.4.1         Interest Rules and Calculations.  (a) Interest on each Loan shall be payable in respect of each Loan, on each Distribution Date and on any date of prepayment or repayment of such Loan, commencing on the first Distribution Date following the Loan Date in accordance with the terms of the Indenture (including the subordination provisions set forth in Section 13.1 thereof and the Priority of Distributions set forth in Section 11.1(a) thereof).  For each Loan, interest shall accrue during each Interest Accrual Period on the unpaid Aggregate Outstanding Amount of such Loan on the first day of the applicable Interest Accrual Period (after giving effect to payments of principal thereon on such date).

(b)           Interest due and payable shall be determined in accordance with Section 2.8 of the Indenture.

(c)           The Borrower shall make all payments of interest to the Loan Agent for the account of each Lender in accordance with Section 3.5.

(d)           The Lenders hereby consent to the Borrower’s appointment of the Collateral Administrator to serve as Calculation Agent under the Indenture.  All computations of interest due shall be made by the Calculation Agent in accordance with Section 5.13 and Section 8.7 hereof.  The Borrower hereby agrees that for so long as any Loans remain Outstanding, there will at all times be a Calculation Agent appointed under the Indenture to calculate LIBOR in respect of the Debt.

(e)           In no event shall the rate of interest applicable to any Loan exceed the maximum rate permitted by applicable law.

(f)            Upon an assignment of Loans pursuant to Section 8.4, unless otherwise directed by the assignor Lender, the assigned Loans shall trade without accrued interest and the Loan Agent shall, in accordance with the Priority of Distributions on the Distribution Date immediately succeeding the date of assignment, disburse to (x) the assignor Lender, the interest accrued on such assigned Loan from and including the previous Distribution Date (or, in the case of the first Interest Accrual Period, the Closing Date) to but excluding such date of assignment and (y) the assignee Lender, the interest accrued on such assigned Loan from and including such date of assignment to but excluding such Distribution Date.

Section 3.5          Method and Place of Payment.

(a)           To the extent funds are available pursuant to the Priority of Distributions, all payments by the Borrowers of principal and interest in respect of Loans hereunder and all fees and all other Loans hereunder shall be made in accordance with Sections 2.8 and 11.1 of the Indenture. Except as otherwise specifically provided herein, all payments under this Agreement shall be made into the Lender Account for the ratable (based on their applicable Percentages) benefit of the Lenders entitled thereto (which funds, if delivered to the Loan Agent, the Loan Agent shall promptly forward to such Lenders), on the date when due and shall be made in immediately available funds to the account with the wire instructions specified in Schedule 3 (or in the Assignment Agreement, as applicable). For the avoidance of doubt, all payments by the Borrower of principal and interest in respect of Loans, or any other amounts owed to a Lender hereunder, payable on a Distribution Date shall be made to the Lender of record as of the corresponding Record Date.

(b)           The Loan Agent shall establish a segregated non-interest bearing account in the name of the Loan Agent for the benefit of the Lenders (the “Lender Account”) to which payments made by the Borrowers for payment of Loans shall be deposited upon receipt for further payment to the Lenders. Amounts in the Lender Account shall remain uninvested. The Lender Account shall remain at all times with (a) the Loan Agent or a financial institution that is a federal or state-chartered depository institution that has (x) a short-term debt rating of at least “A-1” and a long-term debt rating of at least “A” by S&P (or a long-term debt rating of at least “A+” by S&P if such institution has no short-term debt rating) and (y) a short-term issuer default rating of at least “F1” and a long-term issuer default rating of at least “A” by Fitch, and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b).  If the Loan Agent’s or such institution’s rating fall below the ratings set forth in this Section 3.5(b), the Borrower shall take commercially reasonable efforts to move the assets held in such account to another institution that satisfies such ratings within thirty (30) days of notice or knowledge thereof.

(c)           For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Lender Account is legally and beneficially owned by the Borrower. The Borrower is required to provide to the Bank, in the Bank’s capacity as Loan Agent (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Loan Agent as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Loan Agent to fulfill its tax reporting obligations under applicable law with respect to the Lender Account or any amounts paid to the Borrower. To the extent relevant, the Borrower is further required to report to the Loan Agent comparable information upon any change in the legal or beneficial ownership of the income allocable to the Lender Account. The Bank, both in its individual capacity and in its capacity as Loan Agent, shall have no liability to the Borrower or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Lender Account arising from the Borrower’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Lender Account absent the Loan Agent having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this clause (c).

Section 3.6          Subordination.

(a)           Incorporation of Subordination Provisions of the Indenture.  All Loans incurred pursuant to this Agreement are subject to, and each Lender hereby consents and agrees to, the subordination and remedy provisions set forth in Section 13.1 of the Indenture.  Article 13 of the Indenture shall be binding upon each Lender as though such sections (and the corresponding defined terms) had been set forth herein in their entirety.

(b)           Each Lender hereby acknowledges and agrees that all of its Loans are subject to the terms and conditions of this Agreement and the Indenture and shall be paid solely to the extent of available funds in accordance with the Priority of Distributions. Each Lender hereby agrees and acknowledges that its right to payment shall be subordinate and junior to any payments owed under Section 11.1(a)(i)(C) of the Indenture and, any applicable payments owed under Section 11.1(a)(ii)(A) of the Indenture senior to payments with respect to the Loans and any payments owed under Section 11.1(a)(iii)(A) of the Indenture (collectively, the “Senior Items”) of the Indenture, as applicable.  In the event that, notwithstanding the provisions of this Agreement and the Indenture, any Lender shall have received any payment or distribution in respect of its Loans contrary to the provisions of the Indenture or this Agreement, then, unless and until each Senior Item shall have been paid in full in Cash or, to the extent each recipient of such Senior Item consents, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, which shall pay and deliver the same in respect of the Senior Items in accordance with the Indenture; provided, however, that if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Trustee as part of the Assets and subject in all respects to the provisions of the Indenture.  Each Lender agrees with all recipients of Senior Items that such Lender shall not demand, accept, or receive any payment or distribution in respect of its Loans in violation of the provisions of the Indenture.  Nothing in this Section 3.6(b) shall affect the obligation of the Borrower to pay the Lenders hereunder.

(c)           Agents Entitled to Assume Payment Not Prohibited in Absence of Notice. Each of the Agents shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by any Agent unless and until such Agent has actual knowledge thereof or unless and until such Agent shall have received and accepted (in its role as Agent) written notice thereof from the Borrower (in the form of an Officer’s Certificate reasonably satisfactory to such Agent) or persons representing themselves to be other holders of Obligations and, prior to the receipt of any such written notice, the Agent, subject to the provisions of this Agreement, shall be entitled in all respects conclusively to assume that no such fact exists, and such Agent shall have no liability hereunder for any payment made, or action taken, by it without such knowledge or notice.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

Section 4.1          Loan Date.  The obligations of the Lenders to make Loans on the Loan Date shall not become effective until the date on which all conditions precedent set forth in the Indenture (including but not limited to those set forth in Section 3.1 of the Indenture) have been satisfied.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 5.1          Payment of Principal and Interest.  The Borrowers shall duly and punctually pay the principal of and interest on the Debt, in accordance with the terms of this Agreement and the Indenture pursuant to the Priority of Distributions.

Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Lender shall be considered as having been paid by the Borrower or Co-Borrower to such Lender for all purposes of this Agreement.

Section 5.2          Maintenance of Office or Agency.  The Borrowers hereby appoint the Bank as the Loan Agent and as the Paying Agent for payments on the Loans and to maintain the register as set forth in Section 8.16.  The Borrowers will receive process or demands served in any action arising out of or based on this Agreement or the transactions contemplated hereby at c/o 535

Madison Avenue, 29th Floor, New York, New York 10022, Attention: BCC Middle Market CLO 2019-1, LLC.

The Borrowers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Borrowers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Borrowers in respect of the Notes, the Loans and this Agreement may be served.  The Borrowers shall give prompt written notice to the Collateral Trustee, the Loan Agent, each Rating Agency and the Lenders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Borrowers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York or shall fail to furnish the Collateral Trustee or the Loan Agent with the address thereof, notices and demands may be served on the Borrowers by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Borrower or Co-Borrower, respectively, at its address specified in Section 14.3 of the Indenture for notices.

Section 5.3          Money for Loan Payments to be Held in Trust.  All payments of amounts due and payable with respect to any Loans that are to be made from amounts withdrawn by the Collateral Trustee (on behalf of the Borrowers) from the Payment Account shall be deposited with the Loan Agent in the Lender Account and subsequently paid by the Loan Agent to the Lenders.

Section 5.4          Existence of Borrowers.  (a) The Borrowers shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies formed, registered or organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Agreement, the Indenture, the Debt or any of the Assets; provided, however, that the Borrower shall be entitled to change its jurisdiction of registration from the Cayman Islands to any other jurisdiction reasonably selected by the Borrower so long as (i) the Borrower has received a legal opinion (upon which the Collateral Trustee and the Loan Agent may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders or the Lenders, (ii) written notice of such change shall have been given by the Borrower to the Collateral Trustee (which notice shall be promptly forwarded to the Holders), the Loan Agent (which shall provide such notice to the Lenders), the Portfolio Manager and each Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Collateral Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)           The Borrower and the Co-Borrower shall (i) ensure that all limited liability company or other formalities regarding their respective existences are followed, except where the failure to do so could not reasonably be expected to have a material adverse effect on the validity and enforceability of this Agreement, the Indenture, the Debt, or any of the Assets, (ii) maintain their books and records separate from any other Person, (iii) maintain their accounts separate from those of any other Person, (iv) not commingle any of their assets with those of another Person, (v) maintain an arm’s-length relationship with their Affiliates, (vi) each maintain separate financial statements from those of any other Person, (vii) pay their liabilities out of their respective funds, (viii) each hold themselves out as a separate entity and (ix) take affirmative steps to correct any misunderstanding regarding their separate identity.  Neither the Borrower nor the Co-Borrower shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  Without limiting the foregoing, (I) the Borrower shall not have any subsidiaries (other than the Co-Borrower); (II) the Co-Borrower shall not have any subsidiaries; and (III) except to the extent contemplated in the Administration Agreement, the Borrowers shall not (A) have any employees (other than their respective members and managers to the extent they are employees), (B) except as contemplated by the Portfolio Management Agreement, the Issuer LLC Agreement, the AML Services Agreement or the Administration Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest or (C) pay dividends or any final distribution to the Borrower except in accordance with the terms of this Agreement, the Indenture and the Priority of Distributions.

Section 5.5          Protection of Assets.  The Borrower, or the Portfolio Manager on behalf and at the expense of the Borrower will cause the taking of such action by the Borrower (or by the Portfolio Manager if within the Portfolio Manager’s control under the Portfolio Management Agreement) as is reasonably necessary in order to perfect and maintain the perfection and priority of the security interest of the Collateral Trustee in the Assets; provided that the Portfolio Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 of the Indenture and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 7.6 of the Indenture to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Portfolio Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority.  The Borrower shall from time to time prepare or cause to be prepared, execute, deliver and file all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Collateral Trustee for the benefit of the Secured Parties hereunder and under the Indenture and to:

(a)           Grant more effectively all or any portion of the Assets;

(b)           maintain, preserve and perfect any Grant made or to be made by the Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(c)           perfect, publish notice of or protect the validity of any Grant made or to be made by the Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(d)           enforce any of the Assets;

(e)           preserve and defend title to the Assets and the rights therein of the Secured Parties in the Assets against the claims of all Persons and parties; or

(f)            pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

Section 5.6          Opinions as to Assets.  For so long as any Debt is Outstanding, on or before the March 31 that precedes the fifth (5th) anniversary of the Closing Date (and every five (5) years thereafter so long as any Debt is Outstanding), the Borrower shall furnish to the Collateral Trustee and each Rating Agency an Opinion of Counsel relating to the security interest Granted by the Borrower to the Collateral Trustee, stating that, as of the date of such opinion, the lien and security interest created by the Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien at such time.

Section 5.7          Performance of Obligations.  (a) The Borrowers, each as to itself, shall not take any action, and shall use their commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of pricing amendments, ordinary course waivers/amendments, and enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Portfolio Manager under the Portfolio Management Agreement and in conformity with this Agreement and the Indenture or as otherwise required hereby.

(b)           The Borrower or Co-Borrower may, with the prior written consent of a Majority of each Class of Debt, in accordance with the Indenture (except in the case of the nature of the services set forth in the Portfolio Management Agreement, this Agreement and the Collateral Administration Agreement, in which case no consent shall be required), contract with other Persons, including the Portfolio Manager, the Collateral Trustee and the Collateral Administrator for the performance of actions and obligations to be performed by the Borrower or Co-Borrower hereunder, under the Indenture and under the Portfolio Management Agreement or the Collateral Administration Agreement by such Persons.  Notwithstanding any such arrangement, the Borrower or Co-Borrower shall remain liable with respect thereto.  In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Borrower or Co-Borrower; and the Borrower or Co-Borrower shall punctually perform, and use their commercially reasonable efforts to cause the Portfolio Manager, the Collateral Trustee, the Loan Agent, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Portfolio Management Agreement, this Agreement, the Indenture, the Collateral Administration Agreement or any such other agreement.

Section 5.8          Negative Covenants.  (a) The Borrower shall not and, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x) and (xii) the Co-Borrower shall not, in each case, from and after the Closing Date:

(i)            sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by the Indenture, this Agreement and the Portfolio Management Agreement;

(ii)           claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Loans (other than amounts withheld in accordance with the Code or any applicable tax or similar laws of the Cayman Islands or any other applicable jurisdiction) or assert any claim against any present or future Holder of Debt, by reason of the payment of any taxes levied or assessed upon any part of the Assets, other than as described in Section 7.16 of the Indenture;

(iii)          (A) incur or assume or guarantee any indebtedness, other than the Debt, this Agreement, the Indenture and the transactions contemplated hereby and thereby or (B)(1) issue any additional class of securities or loans (except as provided in Section 2.4 of the Indenture) or (2) issue any additional limited liability company interests (including the Interests) or other equity;

(iv)          (A) permit the validity or effectiveness of the Indenture or any Grant thereunder to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, the Loans, the Indenture or the Debt, except as may be permitted hereby, thereby or by the Portfolio Management Agreement, (B) except as permitted by the Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by the Indenture, take any action that would permit the lien of the Indenture not to constitute a valid first priority security interest in the Assets;

(v)           amend the Portfolio Management Agreement except pursuant to the terms thereof and Article XV of the Indenture;

(vi)          dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)         pay any distributions other than in accordance with the Priority of Distributions; provided that, the Borrower shall be permitted to make distributions to its members of any amounts received by it in accordance with the Priority of Distributions;

(viii)        permit the formation of any subsidiaries (other than the Co-Issuer);

(ix)          conduct business under any name other than its own;

(x)           have any employees (other than officers to the extent such officers might be considered employees);

(xi)          sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by the Indenture, this Agreement and the Portfolio Management Agreement;

(xii)         fail to maintain an Independent Manager under its limited liability company agreement (or other applicable governing documents);

(xiii)        solicit, advertise or publish the Borrower’s ability to enter into credit derivatives;

(xiv)        register as or become subject to regulatory supervision or other legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company;

(xv)         knowingly take any action that would reasonably be expected to cause it to be treated as a bank, insurance company or finance company for purposes of (i) any tax, securities law or other filing or submission made to any governmental authority, (ii) any application made to a rating agency or (iii) qualification for any exemption from tax, securities law or any other legal requirements;

(xvi)        hold itself out to the public as a bank, insurance company or finance company;

(xvii)       engage in securities lending; and

(xviii)      amend this Agreement except pursuant to the terms hereof and Article VIII of the Indenture.

(b)           The Co-Borrower shall not invest any of its assets in “securities” (as such term is defined in the Investment Company Act), and shall keep all of its assets in Cash.

(c)           The Borrower shall not be party to any agreements (including Hedge Agreements) without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Portfolio Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Portfolio Manager in its sole discretion) loan trading documentation.

Section 5.9          Statement as to Compliance.  On or before September 1 in each calendar year commencing in 2020, or immediately if there has been a Default under the Indenture and prior to the issuance of any Additional Debt pursuant to the Indenture, the Borrower shall deliver to the Collateral Trustee, the Loan Agent, the Portfolio Manager and the Administrator (to be forwarded, at the cost of the Borrower, by the Loan Agent, to each Lender making a written request therefor and each Rating Agency) an Officer’s certificate of the Borrower that, having made reasonable inquiries of the Portfolio Manager, and to the best of the knowledge, information and belief of the Borrower, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default under the Indenture or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Borrower has complied with all of its obligations under this Agreement and the Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 5.10                             Successor Substituted.  Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Borrower or the Co-Borrower in accordance with Section 7.10 of the Indenture in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under the Indenture with the same effect as if such Person had been named as the Borrower or the Co-Borrower, as the case may be, herein, and the Successor Entity shall deliver to the Loan Agent the Officer’s Certificate and Opinion of Counsel required by Section 7.10(d) of the Indenture.  In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Borrower” or the “Co-Borrower” in this Agreement or any successor which shall theretofore have become such in the manner prescribed in this Article VII of the Indenture may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Debt and from its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 5.11                             No Other Business.  From and after the Closing Date, the Borrower shall not have any employees (other than its directors to the extent they are employees) and shall not engage in any business or activity other than (i) issuing, incurring, paying and redeeming or prepaying, as applicable, the Loans and the Notes and (ii) acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, Collateral Obligations and Eligible Investments.  The Co-Borrower shall not engage in any business or activity other than issuing and selling the Class A-1 Notes, the Class A-2A Notes, the Class A-2B Notes, the Class B Notes and the Class C Notes, borrowing the Loans and issuing any additional Notes issued pursuant to the Indenture and other activities incidental thereto, including entering into the Transaction Documents to which it is a party.

Section 5.12                             Annual Rating Review.  So long as any of the Debt of any Class remains Outstanding, on or before September 1 in each year commencing in 2020, the Borrowers shall obtain and pay for an annual review of the rating of each such Class of Debt from each Rating Agency.  The Borrowers shall promptly notify the Collateral Trustee, the Loan Agent and the Portfolio Manager in writing (and the Loan Agent shall promptly provide the Lenders with a copy of such notice upon request) if at any time the rating of any such Class of Debt has been, or is known shall be, changed or withdrawn.

Section 5.13                             Calculation Agent.  (a)  The Borrower hereby agrees that for so long as any Debt remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Borrower or its Affiliates or the Portfolio Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period (or, in the case of the first Interest Accrual Period commencing on the Closing Date, each portion thereof) in accordance with the terms of Exhibit C of the Indenture (the “Calculation Agent”).  The Borrower hereby appoints the Collateral Administrator as Calculation Agent.  The Calculation Agent may be removed by the Borrower or the Portfolio Manager, on behalf of the

Borrower at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Borrower or the Portfolio Manager, on behalf of the Borrower, in respect of any Interest Accrual Period, the Borrower or the Portfolio Manager, on behalf of the Borrower, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Borrower or its Affiliates or the Portfolio Manager or its Affiliates.  The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent agrees under the Collateral Administration Agreement) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Debt during the related Interest Accrual Period (or portion thereof) and the Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Distribution Date in respect of such Class of Floating Rate Debt in respect of the related Interest Accrual Period.  At such time, the Calculation Agent will communicate such rates and amounts to the Borrowers, the Collateral Trustee, the Loan Agent, each Paying Agent, the Portfolio Manager, Euroclear and Clearstream.  The Calculation Agent will also specify to the Borrowers the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Borrowers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount together with its reasons therefor.  The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period (or portion thereof) will (in the absence of manifest error) be final and binding upon all parties.  The Calculation Agent, the Loan Agent and the Collateral Trustee shall have no responsibility or liability for the selection of an alternative base rate (including an Alternative Rate) or determination thereof, or any liability for any failure or delay in performing its duties hereunder or under the Indenture as a result of the unavailability of a reference rate as described herein.

Section 5.14                             Certain Tax Matters.  The Borrowers, the Lenders, the Loan Agent and the Collateral Trustee shall be required to comply with the provisions of Section 7.16 of the Indenture with respect to Certain Tax Matters and the provisions of Section 7.16 of the Indenture are hereby incorporated by reference mutatis mutandis.

Section 5.15                             Representations Relating to Security Interests in the Assets.  (a) The Borrower hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Agreement and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee under the Indenture), with respect to the Assets:

(i)                                     The Borrower owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are (i) created under, or permitted by, the Indenture and (ii) released on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date.

(ii)                                  Other than the security interest Granted to the Collateral Trustee pursuant to the Indenture, except as permitted by the Indenture, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets.  The Borrower has not authorized the filing of and is not aware of any Financing Statements against the Borrower that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest Granted to the Collateral Trustee under the Indenture or that has been terminated; the Borrower is not aware of any judgment, PBGC liens or Tax lien filings against the Borrower.

(iii)                               All Accounts constitute “securities accounts” under Article 8 of the UCC.

(iv)                              The Indenture creates a valid and continuing security interest (as defined in Article 1 of the UCC) in such Assets in favor of the Collateral Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in the Indenture), and is enforceable as such against creditors of and purchasers from the Borrower; provided that, the Indenture will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Collateral Trustee as contemplated by Section 7.5(d) of the Indenture.

(v)                                 The Borrower has caused or shall have caused, within ten (10) days of the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets Granted to the Collateral Trustee, for the benefit and security of the Secured Parties.

(vi)                              None of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Trustee, for the benefit of the Secured Parties.

(vii)                           The Borrower has received any consents and approvals required by the terms of the Assets to the pledge under the Indenture to the Collateral Trustee of its interest and rights in the Assets.

(viii)                        (A) the Borrower has delivered to the Collateral Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Collateral Trustee relating to the Accounts without further consent by the Borrower or (B) the Borrower has taken all steps necessary to cause the Custodian to identify in its records the Collateral Trustee as the person having a Security Entitlement against the Custodian in each of the Accounts.

(ix)                              The Accounts are not in the name of any person other than the Borrower or the Collateral Trustee.  The Borrower has not consented to the Custodian complying with the Entitlement Order of any person other than the Collateral Trustee (and the Borrower prior to a notice of exclusive control being provided by the Collateral Trustee, which notice the Collateral Trustee agrees it shall not deliver except after the occurrence and during the continuance of an Event of Default).

(x)                                 The Borrower agrees to promptly provide notice to the Rating Agencies if it becomes aware of the breach of any of the representations and warranties contained in this Section 5.15 and shall not waive any of the representations and warranties in this Section 5.15.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1                              Default and Events of Default.  “Default” or “Event of Default,” wherever used herein, means any Default or Event of Default, respectively, under the Indenture.

Section 6.2                              Acceleration.  Upon the occurrence and continuation of an Event of Default and the acceleration of the Borrowers’ obligations under the Indenture pursuant to the terms of Section 5.2 of the Indenture, the unpaid principal amount of the Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Loans, shall automatically become immediately due and payable by the Borrower hereunder without any declaration or other act on the part of the Collateral Trustee or any Lender, subject to and in accordance with the applicable provisions of the Indenture; provided that upon the rescission or annulment of an acceleration under the Indenture in accordance with the terms of Section 5.2 thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided, however that, no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.3                              Remedies.  Remedies for an Event of Default are granted to the Collateral Trustee for the benefit of the Secured Parties under the Indenture.  Each of the Lenders agrees and acknowledges that the remedies for an Event of Default hereunder are governed by, and subject to the terms and conditions of, the Indenture.

ARTICLE VII

THE AGENTS

Section 7.1                              Appointment.  The Lenders hereby designate (i) the Bank to act as Collateral Trustee as specified herein and in the Indenture and (ii) the Bank to act as Loan Agent as specified herein and in the other Credit Documents.  By becoming a party to this Agreement, each Lender hereby irrevocably authorizes the Loan Agent and the Collateral Trustee (together, the “Agents”) to take such action under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agents may perform any of their duties hereunder or under the other Credit Documents by or through their respective officers, directors, agents, employees or affiliates.  For the avoidance of doubt, the Collateral Trustee and Loan Agent hereby agree to forward or make available any notices that it receives to the appropriate parties so required by the Indenture.

Section 7.2                              Nature of Duties.  The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents.  None of the Agents or any of their respective officers, directors, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence, willful misconduct or bad faith.  The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have (or be deemed to have) by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender, any Holder, the Portfolio Manager, the Borrower, the Co-Borrower or any other Person; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

Section 7.3                              Lack of Reliance on the Agents.  Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and, except as expressly provided in this Agreement and the other Credit Documents, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrowers or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the satisfaction of any of the conditions precedent set forth in Article IV or the financial condition of the Borrowers or the existence or possible existence of any Default.

Section 7.4                              Certain Rights of the Agents.  (a) The Agents may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Without limiting the provisions hereof, the Agents shall be entitled to the rights, benefits, immunities, indemnities and protections of the Collateral Trustee as set forth in Article VI of the Indenture as if such rights, benefits, immunities, indemnities and protections were fully set forth herein; provided that such rights, protections, immunities, indemnities and benefits shall be in addition to any rights, protections and benefits afforded to the Agents under this Agreement. Any request or direction of either of the Borrowers mentioned herein may be sufficiently evidenced by an Issuer Order.

(b)                                 Whenever in the administration of this Agreement or the Indenture the Agents shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agents (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s Certificate or Issuer Order or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Agents may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services.

(c)                                  As a condition to the taking or omitting of any action by it hereunder, the Agents may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon.

(d)                                 The Agents shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any Lenders pursuant to this Agreement and the Indenture, unless such Lenders shall have offered to the Agents security or indemnity reasonably satisfactory to the Agents against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction. The Loan Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Majority of the Lenders (or such other percentage of the Lenders expressly specified in this Agreement or such Credit Document with respect to a particular matter) given in accordance with this Agreement or any other Credit Document and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(e)                                  The Agents shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but each Agent, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of each Rating Agency shall (subject to its right hereunder to be indemnified for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed; provided, however, that if the payment within a reasonable time to the Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Agent, not assured to the Agent by the security afforded to it by the terms of the Indenture or this Agreement, the Agent may require indemnity reasonably satisfactory to it against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Borrowers, and the Agent shall be entitled, on reasonable prior notice to the Borrowers and the Portfolio Manager, to examine the books and records relating to the Loans, the Notes and the Assets, personally or by agent or attorney, during the Borrowers’ or the Portfolio Manager’s normal business hours; provided that, the Agent shall, and shall cause its agents to, hold in confidence all such information, except (A) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (B) to the extent that the Agent, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that each Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder or under the Indenture.

(f)                                   The Agents may execute any of the rights, privileges or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that, neither of the Agents shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

(g)                                  Neither of the Agents shall be liable for any action it takes, suffers or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers or within its discretion hereunder, other than acts or omissions constituting gross negligence, willful misconduct or bad faith of the Agent’s duties hereunder.

(h)                                 The permissive rights of the Agents to perform any discretionary act or refrain from taking actions enumerated in this Agreement or the Indenture shall not be treated as a duty and the Agents shall not be answerable for other than their respective gross negligence, willful misconduct or bad faith hereunder and under the Indenture.

(i)                                     Nothing herein shall be construed to impose an obligation on the part of the Agents to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Borrower or Portfolio Manager (unless and except to the extent otherwise expressly set forth herein) and all calculations made by the Agents in their respective roles hereunder shall (in the absence of manifest error) be final and binding on all parties.

(j)                                    The Agents shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of, any non-Affiliated custodian, transfer agent, paying agent or calculation agent, clearing agency, loan syndication, administrative or similar agent, DTC, Euroclear or Clearstream and without limiting the foregoing, the Agents shall not be under any obligation to monitor, evaluate, or verify compliance by the Portfolio Manager with the terms hereof or of the Indenture or the Portfolio Management Agreement, or to verify or Independently determine the accuracy of information received by the Agents from the Portfolio Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets.

(k)                                 The Agents shall not be required to give any bond or surety, or provide any indemnity, in respect of the execution and performance of this Agreement or the Indenture or the exercise of any of their respective powers granted hereunder or thereunder.

(l)                                     In making or disposing of any investment permitted by this Agreement or the Indenture, each of the Agents is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a sub-agent of the Agent or for any third Person or dealing as principal for its own account.  If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments under the Indenture.

(m)                             In the event that the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Calculation Agent, Securities Intermediary, in any capacity hereunder or under the Indenture (other than Collateral Trustee and Loan Agent), as applicable, or as Collateral Administrator, the rights, protections, immunities and indemnities afforded to the Agents pursuant to this Article VII hereof shall also be afforded to the Bank acting in such capacities; provided that such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided herein, in the Indenture or the Collateral Administration Agreement, or any other document to which the Bank in such capacity is a party, as applicable.

(n)                                 The Agents shall not be responsible for delays or failures in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services).

(o)                                 Notwithstanding any term hereof to the contrary, the Agents shall be under no obligation to evaluate the sufficiency of the documents or instruments delivered to them by or on behalf of the Borrower in connection with the Grant by the Borrower to the Collateral Trustee of any item constituting the Assets or otherwise, or in that regard to examine any Collateral Obligations, in order to determine compliance with applicable requirements of or restrictions on transfer imposed by the documentation underlying such Collateral Obligations nor to re-register or otherwise change the registration or form in which the Collateral Obligations are Delivered, transferred, assigned or pledged by the Borrower to the Collateral Trustee.

(p)                                 No provision of this Agreement or any other Credit Document shall require either of the Agents to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary incidental services including mailing of notices under this Agreement.

(q)                                 To the extent any defined term hereunder, or any calculation required to be made or determined by the Agents hereunder, is dependent upon or defined by reference to GAAP, the Agents shall be entitled to request and receive (and rely upon) instruction from the Borrower or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Borrower) as to the application of GAAP in such connection, in any instance.

(r)                                    The Agents or their Affiliates are permitted to provide services and to receive additional compensation that could be deemed to be in the Agents’ economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments; if otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder.

(s)                                   None of the Agents shall have any obligation to determine:  (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by the Indenture or (ii) whether the conditions specified in the definition of “Delivered” have been complied with.

(t)                                    The Agents shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by a Responsible Officer at the Corporate Trust Office and such notice references the Loans generally, the Borrower or this Agreement.  Whenever reference is made in this Agreement to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Agents is concerned, be construed to refer only to a Default or an Event of Default of which the applicable Agent is deemed to have knowledge in accordance with this paragraph.

(u)                                 Neither Agent shall have any liability for the acts or omissions of the Portfolio Manager, the Collateral Administrator, the Borrower or the Co-Borrower, any Paying Agent (other than such Agent) or any Authenticating Agent (other than such Agent) appointed under or pursuant to this Agreement or the other Collateral Documents.

(v)                                 Neither Agent is responsible or liable for the preparation, filing, continuation or correctness of financing statements or the validity or perfection of any lien or security interest.

(w)                               Notwithstanding any term hereof to the contrary, neither Agent shall be under any obligation to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower in connection with the Grant by the Borrower to the Collateral Trustee of any item constituting the Collateral Obligations or otherwise, or in that regard to examine any Collateral Obligations, in order to determine compliance with applicable requirements of and restrictions on transfer imposed by the documentation underlying such Collateral Obligations nor to re-register or otherwise change the registration or form in which the Collateral Obligations are Delivered, transferred, assigned or pledged by the Borrower to the Collateral Trustee.

(x)                                 No Agent shall be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Agent.

(y)                                 Notwithstanding anything herein inconsistent or to the contrary, the Collateral Trustee and the Loan Agent shall be entitled to all the same rights, privileges, protections, immunities and indemnities in this Agreement as are afforded the Bank in the Indenture, all of which are incorporated herein mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained herein.  Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting liability of or affording protection to either Agent shall be subject to the provisions of Section 7.1, 7.2 and 7.4 of this Agreement.  Notwithstanding anything herein inconsistent or to the contrary, in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent, Loan Agent or Collateral Trustee, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee pursuant to Article VI of the Indenture shall also be afforded to the Bank acting in such capacities.

(z)                                  No Agent shall be liable for any error of judgment made in good faith by an Agent, unless it shall be proven that such Agent was grossly negligent in ascertaining the pertinent facts.

(aa)                          The Agents shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Borrower, the Co-Borrower, the Lenders or the Portfolio Manager.

(bb)                          To help fight the funding of terrorism and money laundering activities, the Agents shall obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Agents.  The Agents shall ask for the name, address, tax identification number and other information that shall allow the Agents to identify the individual or entity who is establishing the relationship or opening the account.  The Agents may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.

(cc)                            The Agents shall have no responsibility to the Borrower or the Secured Parties under this Agreement or the Indenture to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Borrower (or the Portfolio Manager on behalf of the Borrower).

(dd)                          Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, the Loan Agent shall not be under a duty or obligation in connection with the acquisition or Grant by the Borrower to the Collateral Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets.

(ee)                            The Loan Agent shall not have any obligation to determine if a Collateral Obligation meets the criteria or eligibility restrictions imposed by the Indenture.

Section 7.5                              Not Responsible for Recitals, Incurrence of Loans or Issuance of Notes.  The recitals contained herein, shall be taken as the statements of the Borrowers and the Agents assume no responsibility for their correctness.  The Agents make no representation as to the validity or sufficiency of this Agreement or the Indenture (except as may be made with respect to the validity of the Agents obligations hereunder), the Assets, the Loans or the Notes.  The Agents shall not be accountable for the use or application by either of the Borrowers of the Loans or the Notes or the proceeds thereof or any amounts paid to either of the Borrowers pursuant to the provisions hereof.

Section 7.6                              May Hold Loans or Notes.  The Agents or any other agent of either of the Borrowers, in its individual or any other capacity, may become the owner or pledgee of a Loan or a Note and may otherwise deal with either of the Borrowers or any of their Affiliates with the same rights it would have if it were not an agent.

Section 7.7                              Holders of Lender Notes; Transferee of Assignment Agreement.  (a) The Agents may deem and treat the person in whose name such Loan is registered on the Register as described in Section 8.16 as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agents and the requirements set forth in Section 8.16 have been satisfied.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Lender Note (or the registered Holder of a Loan in the form of a Confirmation of Registration) shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Lender Note  (or Confirmation of Registration) or of any Lender Note or Lender Notes (or Confirmation of Registration) or Class A-1 Notes issued in exchange therefor.

(b)                                 The Agents may deem and treat the transferee of a properly executed and delivered Assignment Agreement pursuant to Section 8.4(b) whose name is recorded in the Register as set forth in Section 8.16 as a Lender under this Agreement with all of the same rights and obligations as a Holder of a Lender Note, whether or not such Lender requests a Lender Note pursuant to Section 3.2, for all purposes hereof unless and until the Agents receive and accept a subsequent Assignment Agreement properly executed and delivered pursuant to Section 8.4(b).

Section 7.8                              Compensation and Reimbursement.  (a) The Borrower agrees:

(i)                                     to compensate the Loan Agent as separately agreed between the Borrower and the Loan Agent pursuant to the Agent Fee Letter;

(ii)                                  except as otherwise expressly provided herein and subject to the Priority of Distributions, to reimburse each of the Agents (subject to any written agreement between the Borrower and the applicable Agent) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by such Agent in accordance with any provision of this Agreement or other Transaction Document (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any pricing service, accounting firm or investment banking firm employed by the Agents pursuant to this Agreement or the Indenture, except any such expense, disbursement or advance as may be attributable to the applicable Agent’s gross negligence, willful misconduct or bad faith); but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Agent’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Portfolio Manager; and

(iii)                               to indemnify each of the Agents and its respective officers, directors, employees, attorneys, advisors and agents for, and to hold them harmless against, any loss, liability, claim, damage or expense (including reasonable counsel’s fees and expenses) of any type or nature incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this Agreement and the Credit Documents or the performance of its duties hereunder or thereunder and under any of the Transaction Documents, including the costs and expenses of defending themselves against any claim or liability in connection with the administration, exercise or performance of any of their powers or duties hereunder or any other document related hereto.

This Section 7.8 shall survive the termination of this Agreement or the removal or resignation of the applicable Agent.

(b)                                 The Agents hereby agree not to cause the filing of a petition in bankruptcy against either of the Borrowers for the non-payment to the Agents of any amounts provided by this Agreement or the other Credit Documents, including this Section 7.8 hereof until at least one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Debt.  Nothing in this Section 7.8 hereof shall preclude, or be deemed to stop, the Agents (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect) plus one day in (A) any case or Proceeding voluntarily filed or commenced by either of the Borrowers or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the applicable Agent, or (ii) from commencing against either of the Borrowers or any of their properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.  This Section 7.8(b) shall survive the termination of this Agreement or the removal or resignation of the applicable Agent.

(c)                                  Each of the Agents acknowledges that all payments payable to it under this Agreement shall be subject to the Priority of Distributions in the Indenture and payable as Administrative Expenses.  If, on any date when any amount shall be payable to the Agents pursuant to this Agreement, insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available.  Following realization of the Assets and distribution of proceeds in the manner provided in the Priority of Distributions in the Indenture, any obligations of either of the Borrowers and any claims of the Agents against either of the Borrowers shall be extinguished and shall not thereafter revive.  This Section 7.8(c) shall survive the termination of this Agreement or the removal or resignation or the applicable Agent.

(d)                                 Anything in this Agreement to the contrary notwithstanding, in no event shall the Agents be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Agents have been advised of the likelihood of such damages and regardless of the form of action.

(e)                                  The Borrowers’ payment obligations to each of the Agents under this Section 7.8 shall be secured by the lien of the Indenture, and shall survive the termination of this Agreement, and the resignation or removal of such Agent, as applicable.  When either Agent incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1 of the Indenture, the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 7.9                                    Agents Required; Eligibility.  There shall at all times be Agents hereunder which shall be organizations or entities organized and doing business under the laws of the United States of America or of any state thereof, each having a combined capital and surplus of at least $200,000,000 and meeting the eligibility criteria specified in Section 6.8 of the Indenture.  If at any time either Agent shall cease to be eligible in accordance with the provisions of this Section 7.9 hereof, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.10                             Resignation and Removal of Agents; Appointment of Successor Agents.  (a) No resignation or removal of either of the Agents and no appointment of a successor agent with respect to the applicable Agent (the “Successor Agent”) pursuant to this Article shall become effective until the acceptance of appointment by the Successor Agent under Section 7.11.  The indemnification in favor of the Agents in Section 7.8 hereof shall survive any resignation or removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to such resignation or removal).

(b)                                 Subject to and on the same terms as the Collateral Trustee pursuant to Section 6.9 of the Indenture, the Loan Agent may resign at any time by giving not less than 30 days written notice thereof to each of the Borrowers, the Portfolio Manager, each Lender and each Rating Agency.  If the Loan Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason, the Borrower shall promptly appoint a Successor Agent by Issuer Order, one copy of which shall be delivered to each of the Agents, the Successor Agent, each Lender and the Portfolio Manager; provided that, such Successor Agent shall be appointed unless a Majority of the Lenders has objected to such appointment within 30 days after notice thereof; in such event, or if the Borrower shall fail to appoint a Successor Agent within 30 days after notice of such resignation, removal or incapability or the occurrence of such vacancy, or at any time when an Event of Default shall have occurred and be continuing, a Successor Agent may be appointed by Act of a Majority of the Lenders delivered to the Borrower and the Agents.  The Successor Agent so appointed shall, forthwith upon its acceptance of such appointment, become the Successor Agent and supersede any Successor Agent proposed by the Borrower.  If no Successor Agent shall have been appointed and an instrument of acceptance by a Successor Agent shall not have been delivered to the Agents within 30 days after the giving of such notice of resignation, the resigning Agent, or any Lender, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Agent satisfying the requirements of Section 7.9 hereof. The resignation or removal of the Collateral Trustee and/or the appointment of a successor Collateral Trustee shall be governed by Section 6.9 of the Indenture.

(c)                                  The Loan Agent may, upon not less than 30 days’ prior written notice, be removed at any time by Act of a Majority of the Lenders.

(d)                                 If at any time:

(i)                                     the Loan Agent shall cease to be eligible under Section 7.9 hereof and shall fail to resign after request therefor by the Borrower or by a Majority of the Lenders; or

(ii)                                  the Loan Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 7.10(a) hereof), (A) the Borrower, by an Issuer Order, may remove the Loan Agent, or (B) any Lender may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a Successor Agent.

(e)                                  If the Loan Agent shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason (other than resignation), the Borrowers, by Issuer Order, shall promptly appoint a successor Loan Agent.  If the Borrowers shall fail to appoint a successor Loan Agent within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Agent may be appointed by a Majority of the Lenders by written instrument delivered to the Borrower and the retiring the Loan Agent.  The successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Loan Agent and supersede any successor Loan Agent proposed by the Borrowers.  If no successor Loan Agent shall have been so appointed by the Borrowers or a Majority of the Lenders and shall have accepted appointment in the manner hereinafter provided, subject to Section 6.10 of the Indenture, any Lender or the Loan Agent may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Loan Agent.

(f)                                   The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a Successor Agent to the Collateral Trustee, each Rating Agency and to each Lender.  Such notice shall include the name of the Successor Agent and the address of its Corporate Trust Office.  If the Borrower fails to provide such notice within 10 days after acceptance of appointment by the Successor Agent, the Successor Agent shall cause such notice to be given at the expense of the Borrower.

(g)                                  If the Bank shall resign or be removed as Collateral Trustee, the Bank shall also resign or be removed as Loan Agent and as any other capacity in which the Bank is then acting pursuant to this Agreement, the Indenture or any other Transaction Document.

Section 7.11                             Acceptance of Appointment by Successor Agents.  Every Successor Agent appointed hereunder and qualified under Section 7.9 hereof shall execute, acknowledge and deliver to the Borrower and the retiring Agent an instrument accepting such appointment and agreeing to be bound by this Agreement and, to the extent such Successor Agent shall be a party thereto, the Indenture and the Securities Account Control Agreement.  Upon delivery of the required instruments, the resignation or removal of the retiring Agent shall become effective and such Successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Agent; but, on request of the Borrowers or a Majority of the Lenders or the Successor Agent, such retiring Agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such Successor Agent all the rights, powers and trusts of the retiring Agent, and shall duly assign, transfer and deliver to such Successor Agent all property held by such retiring Agent hereunder.  Upon request of any such Successor Agent, each of the Borrowers shall execute any and all instruments for more fully and certainly vesting in and confirming to such Successor Agent all such rights, powers and trusts.

Section 7.12                             Merger, Conversion, Consolidation or Succession to Business of Agents.  Any entity into which an Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of such Agent, shall be the successor of such Agent hereunder; provided that such entity shall be otherwise qualified and eligible under this Article VII hereof, without the execution or filing of any document or any further act on the part of any of the parties hereto.

Section 7.13                             Representations and Warranties of Wells Fargo Bank, National Association.  The Bank hereby represents and warrants as follows:

(a)                                 Organization.  It has been duly organized and is validly existing as a limited purpose national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as the Loan Agent.

(b)                                 Authorization; Binding Obligations.  It has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all of the documents required to be executed by it pursuant hereto.  This Agreement has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of it enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)                                  Eligibility.  It is eligible under Section 7.9 hereof to serve as Loan Agent hereunder.

(d)                                 No Conflict.  Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which it is a party or by which it or any of its property is bound.

ARTICLE VIII

MISCELLANEOUS

Section 8.1                                    Payment of Expenses, etc.  The Borrower agrees to pay all reasonable out of pocket costs and expenses (A) of the Loan Agent and the Collateral Trustee in connection with any amendment, waiver or consent of the Credit Documents and the documents and instruments referred to therein and (B) of the Loan Agent and the Collateral Trustee in connection with any Default or Event of Default or with the enforcement of the Credit Documents and the documents and instruments referred to therein (including the reasonable fees and disbursements of counsel for the Collateral Trustee, counsel for the Loan Agent and one (1) counsel in total for all Lenders, collectively).  To the extent that the undertaking to indemnify, pay or hold harmless the Loan Agent or the Collateral Trustee set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law, subject to the limitations and qualifications set forth in the preceding sentence and the Priority of Distributions.  Any payments made pursuant to this Section 8.1 shall be made on the first Distribution Date that funds are available for such payments as an Administrative Expense in accordance with the Priority of Distributions.  This Section 8.1 shall survive the termination of this Agreement or the removal or resignation of the applicable Agent.

Section 8.2                                    Right of Setoff.  Each Lender hereby waives any right of setoff that the Lender may have against the Borrower in respect of any Obligation arising hereunder or under the Lender Notes.

Section 8.3                                    Notices.  (a) all notices and other communications provided for hereunder shall be in writing (including telecopier or electronic mail (if an e-mail address for the relevant party is set forth in the Indenture)) and mailed or delivered, if to the Borrower, the Portfolio Manager, each Rating Agency, the Loan Agent, the Collateral Trustee and/or any Lender, at its address specified in the Indenture (or, in the case of any Lender, in Schedule 2 hereof), in the case of any Lender becoming party hereto after the Closing Date, the related Assignment Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto.  Any such notice or communication shall be deemed to have been given on the date of such mailing.

(b)                                 Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Collateral Trustee and the Loan Agent may, prior to receipt of written confirmation, act without liability upon the basis of such telephonic notice believed by the Collateral Trustee and/or the Loan Agent in good faith to be from the Borrower and/or the Portfolio Manager (including an Officer thereof).  In each such case, the Borrower hereby waives the right to dispute the Collateral Trustee’s and/or the Loan Agent’s record of the terms of such telephonic notice absent manifest error.

(c)                                  In the event that any provision in this Agreement calls for any notice or document to be delivered simultaneously to the Collateral Trustee and the Loan Agent and any other person or entity, the Collateral Trustee’s and the Loan Agent’s receipt of such notice or document shall entitle the Collateral Trustee and the Loan Agent to assume that such notice was delivered to such other person or entity unless otherwise expressly specified herein or unless the Collateral Trustee or Loan Agent is responsible for sending such notice or document pursuant to the Indenture or hereunder.

(d)                                 Notwithstanding any provision to the contrary in this Agreement or in any agreement or document related hereto, any documents (including reports, notices or supplemental indentures) required to be provided by the Loan Agent or the Collateral Trustee to the Lenders may be provided by providing notice of, and access to, the Collateral Trustee’s website containing such document.

(e)                                  The Bank (in each of its capacities) agrees to accept and act upon instructions or directions pursuant to this Agreement, the Indenture or any other Transaction Document sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided that, any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized Officers designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a Person is added or deleted from the listing.  If such Person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling.  The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction.  Any Person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions accompanied by an incumbency certificate, and the risk of interception and misuse by third parties. Any Person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by such Person and agrees that the security procedures (if any) to be followed in connection with such Person’s transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 8.4                                    Benefit of Agreement.  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of the parties hereto to the extent permitted under this Section 8.4; provided that, except as provided in Section 5.10 of this Agreement, the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.  Each Lender may at any time grant participations in any of its rights hereunder to one or more commercial banks, insurance companies, funds or other financial institutions; provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; and provided, further that, no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Lender Note in which such participant is participating or waive any Mandatory Prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Lender Note over the amount thereof then in effect (it being understood that a waiver of any Default or a Mandatory Prepayment, shall not constitute a change in the terms of any Lender Note), (y) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents), or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 5.10 of this Agreement); and provided, further that, each participation shall be subject to the related participant providing a representation and warranty to the Lender from which it is acquiring its participation that it is a Qualified Purchaser and a Qualified Institutional Buyer and making representations substantially in the form set forth under Section 8.18(a)(i), Section 8.18(a)(ii), Section 8.18(a)(iv) and Section 8.18(a)(v).

(b)                                 Any Lender may assign all or a portion of its rights and obligations under this Agreement (including, such Lender’s Loans, Lender Note and other Loans) to one or more commercial banks, insurance companies, funds or other financial institutions (including one or more Lenders) that is a Qualified Institutional Buyer and a Qualified Purchaser and can make all of the other representations set forth in Section 8.18.  No assignment pursuant to the immediately preceding sentence to an institution other than an Affiliate of such Lender or another Lender shall be in an aggregate amount less than (unless the entire outstanding Loan of the assigning Lender is so assigned) $250,000.  No consent of the Borrower or the Loan Agent shall be required for any assignment by a Lender to another Lender.  If any Lender so sells or assigns all or a part of its rights hereunder or under the Lender Notes, any reference in this Agreement or the Lender Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender.

(c)                                  Each assignment pursuant to Section 8.4(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement (an “Assignment Agreement”), which Assignment Agreement shall be substantially in the form of Exhibit B (appropriately completed); provided that, in each case, unless otherwise consented to by the Borrower, the Assignment Agreement shall contain a representation and warranty by the assignee to the Loan Agent and the Borrower that such assignee is an Approved Lender.  In the event of (and at the time of) any such assignment, either the assigning Lender or the assignee Lender shall pay to the Loan Agent a nonrefundable assignment fee of $3,500, and at the time of any assignment pursuant to subclause (b) of this Section 8.4, (i) this Agreement shall be deemed to be amended to reflect the Lender Note (or the Confirmation of Registration in lieu thereof) of the respective assignee (which shall result in a direct reduction to the Lender Note of the assigning Lender) and of the other Lenders, and (ii) the Borrower shall issue new Lender Notes (or Confirmation of Registration) to the respective assignee and/or to the assigning Lender, as applicable, in conformity with the requirements of Sections 3.2 and 8.16.  No transfer or assignment under subclause (b) of this Section 8.4 shall be effective until recorded by the Loan Agent on the Register pursuant to Section 8.16.  To the extent of any assignment pursuant to subclause (b) of this Section 8.4, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Lender Note (or Confirmation of Registration).  Each Lender and the Borrower agree to execute such documents (including amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing.  Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Lender Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

Section 8.5                                    No Waiver; Remedies Cumulative.  No failure or delay on the part of the Loan Agent, the Collateral Trustee or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Loan Agent, the Collateral Trustee or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other

Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Loan Agent, the Collateral Trustee or any Lender would otherwise have.  No notice to or demand on the Borrower in any case shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Loan Agent, the Collateral Trustee or the Lenders to any other or further action in any circumstances without notice or demand.

Section 8.6                                    Payments Pro Rata.  (a) The Loan Agent agrees that promptly after its receipt of each payment from the Collateral Trustee on behalf of the Borrower in respect of any Loans hereunder and pursuant to the Indenture, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective Percentages, if any, of the Loans with respect to which such payment was received.

(b)                                 Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Commitment then owed and due to such Lender bears to the total of such Commitment then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for Cash without recourse or warranty from the other Lenders an interest in the Loans to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 8.7                                    Calculations; Computations.  All computations of interest hereunder shall be made on the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

Section 8.8                                    Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.  (a) THIS AGREEMENT AND THE LOANS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY THE LOANS (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 With respect to any suit, action or proceedings relating to this Agreement or any matter between the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably:  (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States

District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.  Nothing in this Agreement precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)                                  EACH OF THE PARTIES HERETO AND ANY LENDER BECOMING A PARTY HERETO (BY THEIR ACCEPTANCE OF THE DEBT) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOANS OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

(d)                                 Each Party (other than the Borrowers and the Agents) to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3.

Section 8.9                                    Counterparts.  This Agreement may be executed and delivered in counterparts (and by different parties hereto in different counterparts) (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.10                             Effectiveness.  This Agreement shall become effective on the Closing Date upon satisfaction of the conditions set forth in Section 4.1.

Section 8.11                             Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 8.12                             Amendment or Waiver.  (a) Except as set forth in clause (c) below, this Agreement may not be amended or waived other than in accordance with Article VIII of the Indenture, which is hereby incorporated by reference mutatis mutandis.

(b)                                 Upon the execution of any supplemental indenture under Article VIII of the Indenture, any provisions of this Agreement that are incorporated by reference, mutatis mutandis, as if fully set forth herein shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Agreement for all purposes; and every Lender theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

(c)                                  (i)                                     Other than any amendment or modification that could be effected under Article VIII of the Indenture without the consent of the Lenders, terms of this Agreement that are not related to provisions of the Indenture and that are terms uniquely affecting the Lenders may not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers, the Agents and a Majority of the Lenders and is consented to by the Portfolio Manager; provided that, no such change, waiver, discharge or termination shall, without the consent of each Lender (with Loans being directly affected thereby in the case of the following clause (A)), (A) extend any time fixed for the payment of any principal of the Loans, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees thereon, or reduce the principal amount thereof, or change the currency of payment thereof or change any Lender’s Commitment, (B) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents), (C) amend, modify or waive any provision of Section 8.6 or subclause (a) of this Section 8.12, (D) reduce the percentage specified in the definition of Majority (it being understood that, with the consent of a Majority of the Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of a Majority of the Lenders on substantially the same basis as the extensions of Commitments are included on the Closing Date), (E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as permitted by Section 5.10), (F) waive any mandatory prepayment of Loans required pursuant to Section 3.3.1 or (G) amend, modify or waive any provision of Section 8.20; provided, further that, no such change, waiver, discharge or termination shall increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications (otherwise permitted hereunder) of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender) or without the consent of the Agents amend, modify or waive any provision of Article VII or Section 3.6 as the same applies to the Agents.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Loan Agent, the Collateral Trustee and all future holders of the Loans and the Lender Notes (or a Holder taking such interest in the form of a Confirmation of Registration).

(ii)                                  No change, waiver, discharge or termination of this Agreement shall affect in any manner, amend, waive or modify the terms of the Indenture; and

(iii)                               In the case of any waiver, the Borrower, the Lenders, the Collateral Trustee and the Loan Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, to the extent so provided herein; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  In executing or accepting any change, waiver, discharge or termination of this Agreement permitted by this Section 8.12, the Loan Agent and Collateral Trustee shall be entitled to receive, and (subject to Section 7.2 and 7.4 herein and the Indenture) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such change, waiver, discharge or termination is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied.  The Collateral Trustee and Loan Agent shall not be liable for any reliance made in good faith upon such Opinion of Counsel.

(d)                                 Prior to the effectiveness of any amendment to this Agreement pursuant to clause (c) above, S&P shall be given written notice thereof.

Section 8.13                             Survival.  All indemnities set forth herein, including in Section 7.8 and Section 8.1 shall survive the termination of this Agreement and the making and repayment of the Loans.

Section 8.14                             Domicile of Loans.  Subject to the limitations of Section 8.4, each Lender may transfer and carry its Loans at, to or for the account of any branch office, Subsidiary or Affiliate of such Lender.

Section 8.15                             Confidentiality.  Each Lender shall be required to comply with the provisions of the Indenture, including Section 14.14 of the Indenture, with respect to Confidential Information and the provisions of Section 14.14 of the Indenture are incorporated by reference mutatis mutandis; provided that, in no event shall any Lender or any Affiliate thereof be obligated or required to return any materials furnished by the Borrower.

Section 8.16                             Register.  (a) The Borrower hereby acknowledges that the Loan Agent will serve as the Borrower’s agent, solely for purposes of this Section 8.16, to maintain a register (the “Register”) on which it shall record the names and addresses of each Lender, the Loans (and transfers thereof) made by each such persons and each repayment in respect of the principal amount of the Loans.  Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans.  With respect to any Lender, the transfer of the rights to the principal of, and interest on, any Loan made by such Lender shall not be effective until such transfer is recorded on the Register maintained by the Loan Agent with respect to ownership of such Loan as provided in this Section 8.16 and prior to such recordation all amounts owing to the transferor with respect to such Loan shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Loan shall be recorded by the Loan Agent on the Register only upon the acceptance by the Loan Agent of a properly executed and delivered Assignment Agreement pursuant to Section 8.4(b).  Each Lender shall promptly provide the Loan Agent any information reasonably requested by it for purposes of maintaining the Register.  Coincident with the delivery of such an Assignment Agreement to the Loan Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender its Lender Notes and thereupon one or more new Lender Notes (or Confirmation of Registration) in the same aggregate principal amount shall, if requested by the assigning or transferor Lender and/or new Lender, be issued to the assigning or transferor Lender and/or the new Lender, as applicable.

(b)                                 Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, no Agent (in its capacity as Agent) shall have responsibility for maintaining a Participant Register.

(c)                                  The entries in the Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 8.17                             Marshalling; Recapture.  None of the Collateral Trustee, the Loan Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Loans.  To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

Section 8.18                             Lender Representations, etc.; Non Recourse Obligations.  (a) By executing this Agreement, whether on the date hereof or pursuant to an assignment permitted hereunder, each Lender represents, warrants and covenants as follows:

(i)                                     In connection with the Loans:  (A) none of the Borrowers, the Portfolio Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent, the Placement Agent or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such Lender; (B) such Lender is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Borrowers, the Portfolio Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent, the Placement Agent or any of their respective Affiliates other than any statements herein, and such Lender has read and understands this Agreement and the final Offering Circular (including the descriptions therein of the structure of the transaction in which the Loans are being offered and the risks to the Lenders); (C) such Lender has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement and the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Borrowers, the Portfolio Manager, the Collateral Administrator, the Collateral Trustee, the Loan Agent, the Placement Agent or any of their respective Affiliates; (D) such Lender is both (x) a Qualified Institutional Buyer that is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A or a trust fund referred to in paragraph

(a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (y) a Qualified Purchaser; (E) such Lender was not formed for the purpose of acquiring such Loans and is acquiring its interest in such Loans for its own account; (F) such Lender will hold and transfer the minimum required amount of the Loans; (G) such Lender is a sophisticated investor and is making the Loans with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks; (H) such Lender has had access to such financial and other information concerning the Borrower and the Loans as it has deemed necessary or appropriate in order to make an informed decision with respect to making the Loans, including an opportunity to ask questions of and request information from the Borrower and the Portfolio Manager and (I) such Lender will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii)                                  on each day from the date on which such Lender acquires its interest in the Loans through and including the date on which such Lender disposes of its interest in such Loans, either (x) it is neither a Plan nor any entity whose underlying assets include “plan assets” by reason of such Plan’s investment in the entity, nor a governmental, church, non-U.S. or other plan which is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (y) its acquisition, holding and disposition of such Loans will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation of any substantially similar law).  Any purported transfer of a Loan, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in the applicable documents will be of no force and effect and shall be null and void ab initio;

(iii)                               the Lender has not assigned and will not assign any of its rights under this Agreement to anyone other than a person that is a Qualified Institutional Buyer and a Qualified Purchaser and each party to whom it assigns any or all of its rights under this Agreement represents and warrants to the Borrower on the date it becomes a party to this Agreement and each date upon which a Loan is made hereunder after such date that it is a Qualified Institutional Buyer and a Qualified Purchaser and that it has not assigned or will not assign any or all of its rights under this Agreement to anyone other than a person that is a Qualified Institutional Buyer and a Qualified Purchaser;

(iv)                              the Lender agrees that if it no longer qualifies as a Qualified Institutional Buyer or a Qualified Purchaser, it shall notify the Borrower thereof immediately in writing and, from such time, no further Loans shall be made to the Borrower by such Lender pursuant to this Agreement;

(v)                                 Each Lender (and each beneficial owner of a Loan) agrees to treat the Loan as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law;

(vi)                              Each Lender (and each beneficial owner of a Loan) understands that the failure to provide the Borrower, the Loan Agent and the Collateral Trustee (and any of

their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a U.S. Tax Person) may result in withholding from payments in respect of the Loan, including U.S. federal withholding or back-up withholding;

(vii)                           Each Lender (and each beneficial owner of a Loan) agrees to provide the Borrower and any relevant intermediary with any information or documentation that is required under FATCA or that the Borrower or relevant intermediary deems appropriate to enable the Borrower or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of the Loan or the holder of such Loan or beneficial interest therein.  In addition, it understands and acknowledges that the Borrower has the right under this Agreement to withhold on any holder or any beneficial owner of an interest in a Loan that fails to comply with FATCA;

(viii)                        Each Lender (and each beneficial owner of a Loan) will (A) provide the Borrower, the Loan Agent, the Collateral Trustee and their respective agents with any correct, complete and accurate information that the Borrower may be required to request to enable it to comply with FATCA and will take any other actions that the Borrower deems necessary to comply with FATCA and (B) update any such information provided in clause (i) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. In the event the Lender fails to provide such information, take such actions or update such information, (x) the Borrower is authorized to withhold amounts otherwise distributable to the Lender if required to do so, and/or as compensation for any cost, loss or liability suffered as a result of such failure and (y) the Borrower will have the right to compel the Lender to sell its Loan or, if such Lender does not sell its Loan within 10 Business Days after notice from the Borrower, to sell such Loan in the same manner as if such Lender were a Non-Permitted Holder, and to remit the net proceeds of such sale (taking into account any taxes incurred in connection with such sale) to the Lender as payment in full for such Loan. Each such Lender agrees, or by acquiring the Loan or an interest in the Loan will be deemed to agree, that the Borrower may provide such information and any other information regarding its investment in the Loan to the IRS or other relevant Governmental Authority;

(ix)                              If it is not a U.S. Tax Person, each Lender (and each beneficial owner of a Loan) represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a “10-percent shareholder” with respect to the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code, and (iii) a “controlled foreign corporation” that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code; (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States; or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Loan are effectively connected with the conduct of a trade or business in the United States;

(x)                                 If it is not a U.S. Tax Person, each Lender (and each beneficial owner of a Loan) represents and acknowledges that it is not and will not become a member of an “expanded group” (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if either (i) the Borrower is an entity disregarded as separate from such domestic corporation for U.S. federal income tax purposes or (ii) the Borrower is a “controlled partnership” (within the meaning of the regulations) with respect to such expanded group or an entity disregarded as separate from such controlled partnership for U.S. federal income tax purposes; and

(xi)                              Each Lender (and each beneficial owner of a Loan) will indemnify the Borrower, the Portfolio Manager, the Loan Agent, the Collateral Trustee and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such Lender (or such beneficial owner of a Loan) to comply with its obligations under the Loan or this Agreement. The indemnification will continue with respect to any period during which the Lender held a Loan (and any interest therein), notwithstanding the Lender ceasing to be a Lender or selling any participation.

Each Lender understands that the Borrowers, the Placement Agent, the Loan Agent, the Collateral Trustee, the Collateral Administrator, the Portfolio Manager and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.  Each Lender understands that by entering into the transactions contemplated hereby it is making a loan under a commercial credit facility and that by making the foregoing representation, no Lender is characterizing the transactions contemplated herein as the making of an investment in “securities” as defined in the Securities Act.

(b)                                 The Loan Agent, the Collateral Trustee and each Lender covenants and agrees that the obligations of the Borrowers under the Loans and this Agreement are limited recourse obligations of the Borrowers, payable solely from the Assets in accordance with the terms of the Transaction Documents, and, following repayment and realization of the Assets, any claims of the Loan Agent or the Lenders and obligations of the Borrowers hereunder shall be extinguished and shall not thereafter revive, in accordance with Section 2.8 of the Indenture.  No recourse shall be had for the payment of any amount owing in respect of the Loans against any member, shareholder, owner, employee, officer, director, manager, authorized person, advisor, agent or incorporator or organizer of the Borrower, Co-Borrower or Portfolio Manager or their respective successors or assigns for any amounts payable under the Loans, this Agreement or the Indenture.  It is understood that the foregoing provisions of this Section 8.18(b) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Loans until the Assets has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive.  The provisions of this Section 8.18(b) shall survive the termination of this Agreement.

Section 8.19                             Co-Borrower’s Obligations.  The Co-Borrower is a party hereto for purposes of providing co-extensive obligors for the Debt (on a joint and several basis), although the parties acknowledge that the Co-Borrower shall have no interest in the Collateral Obligations and is not expected to have any substantial assets or other property; provided that, the Co-Borrower shall not be permitted to take any action (or omit to take any action) which, if taken (or omitted to be taken) by the Borrower would be contrary to the terms hereof or any of the Transaction Documents and any obligations by any of the parties hereto to the Borrower shall be deemed fulfilled with respect to the Co-Borrower when fulfilled with respect to the Borrower.

Section 8.20                             No Petition.  (a) The Collateral Trustee, Loan Agent and each Lender or holder of an interest herein hereby covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Borrower or the Co-Borrower until one year (or if longer, the then applicable preference period) and one day after all Debt has been paid in full, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(b)                                 This Section 8.20 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

Section 8.21                             Acknowledgment.  The Borrowers hereby acknowledge that none of the parties hereto has any fiduciary relationship with or fiduciary duty to the Borrowers pursuant to the terms of this Agreement, and the relationship between the Collateral Trustee, the Lenders and the Loan Agent on the one hand, and the Borrowers, on the other hand, in connection herewith is solely that of debtor and creditor.

Section 8.22                             Limitation on Suits.  No Lender shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement or the Indenture except as provided in Section 5.3 of the Indenture.

Section 8.23                             Unconditional Rights of Lenders to Receive Principal and Interest.   Notwithstanding any other provision in this Agreement, the Lenders shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on the Loans as such principal and interest become due and payable in accordance with the Priority of Distributions and Section 3.6 and Section 8.20, and, subject to the provisions of Section 8.23, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Lender.

Section 8.24                             Termination of Agreement.  Without prejudice to any provision of the Indenture, this Agreement and all rights and obligations hereunder, other than those expressly specified as surviving the termination of the Agreement and the repayment of the Loans and those set forth in Sections 4.1 of the Indenture with respect to the Lenders, the Loans or the Agents, shall terminate (i) at such time that all of the Loans are repaid in full in accordance with the terms herein or (ii) upon the final distribution of all proceeds of any liquidation of the Collateral Obligations, Equity Securities and Eligible Investments effected pursuant to Article V of the Indenture.

Section 8.25                             Lender Information.  (a) Notice to Lenders shall be provided as set forth in Section 14.4 of the Indenture.

(b)                                 Promptly after the Loan Agent is notified in writing that the holders of any of the Loans are entitled to vote with respect to any matter, the Loan Agent shall give written notice to the Lenders stating: (i) the issue to be voted upon, (ii) the date and time  by which holders of such Loans must cast their votes, and (iii) the date and time by which Lenders may instruct the Loan Agent how to vote, which date and time shall not be later than 24 hours before the Lenders must vote.

Section 8.26                             Lender Consent.  By its execution and making of Loans hereunder, each Lender shall be deemed to have consented to the terms applicable to it in its capacity as a holder of the Loans and the execution of the Indenture.

Section 8.27                             Cayman AML Regulations.  Each Lender shall (i) provide the Borrower and its agents with any correct, complete and accurate information and documentation that the Borrower may require to achieve compliance with the Cayman AML Regulations and (ii) shall update or replace such information or documentation, as may be necessary.

Section 8.28                             Cayman Islands Self-Certification.  Each Lender shall provide the Borrower and its agents with a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form”, as applicable (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at http://tia.gov.ky/CRS_Legislation.pdf), on or prior to the date on which it becomes a Lender.

Section 8.29                             PATRIOT Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Agents. Accordingly, each of the parties agrees to provide to the Agents upon request from time to time such identifying information and documentation as may be available for such party in order to enable the Agents to comply with Applicable Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BCC MIDDLE MARKET CLO 2019-1, LLC, as Borrower

By:	Bain Capital Specialty Finance, Inc.,
its designated manager

By:
Name:
Title:

BCC MIDDLE MARKET CLO 2019-1 CO-ISSUER, LLC, as Co-Borrower

By:
	Name:	Edward Truitt
	Title:	Independent Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Loan Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

ANNEX I

DEFINITIONS

Any defined terms used herein shall have the respective meanings set forth herein.

“Agent” has the meaning assigned to such term in Section 7.1.

“Agent Fee Letter” means the engagement letter between the Borrower (or the Portfolio Manager on behalf of the Borrower) and the Loan Agent relating to the Loans and the transactions contemplated by this Agreement.

“Aggregate Commitment” means (i) as of the Closing Date, $50,000,000 and (ii) upon an amendment of Schedule 1 to this Agreement pursuant to Section 2.1, such other amount as may be set forth on such Schedule 1 (as so amended).

“Agreement” has the meaning assigned to such term in the preamble.

“Approved Lender” means a financial institution or other institutional lender that makes each of the representations set forth in Section 8.18(a).

“Assignment Agreement” has the meaning assigned to such term in Section 8.4(c).

“Bank” means Wells Fargo Bank, National Association.

“Bankruptcy Code” means the federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Law” means the federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and Part V of the Companies Law (as amended) of the Cayman Islands.

“Borrower” has the meaning assigned to such term in the preamble.

“Borrowers” has the meaning assigned to such term in the preamble.

“Borrowing” means Loans made by all Lenders on the Loan Date in accordance with Section 3.1.

“Business Day(s)”:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the principal Corporate Trust Office of the Collateral Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent” has the meaning assigned to such term in Section 5.13(a).

“Loan Agent” has the meaning assigned to such term in the preamble.

Sch. 4-1

“Clean-Up Call Prepayment” has the meaning assigned to such term in Section 3.3.7.

“Co-Borrower” has the meaning assigned to such term in the preamble.

“Collateral Documents” means the Indenture, the Securities Account Control Agreement and any other agreement, instrument or document executed and delivered by or on behalf of the Borrower in connection with the foregoing or pursuant to which a Lien is granted in accordance with the terms of the Indenture as security for any of the Loans.

“Collateral Trustee” has the meaning assigned to such term in the preamble.

“Commitment” has the meaning assigned to such term in Section 2.1.

“Confirmation of Registration”:  With respect to an uncertificated interest in the Loans, a confirmation of registration, substantially in the form of Exhibit C, provided to the owner thereof promptly after the registration thereof in the Register by the Registrar.

“Credit Document” means this Agreement, the Lender Notes, the Confirmation of Registration, the Collateral Documents and any other agreement, instrument or document executed and delivered by or on behalf of either or both Borrowers in connection with the foregoing.

“Custodian” means the Bank, in its capacity as securities intermediary under the Indenture, and any successor thereto in such capacity.

“Default” has the meaning assigned to such term in Section 6.1.

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“Event of Default” has the meaning assigned to such term in Section 6.1.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indenture” means that certain Indenture dated as of August 28, 2019 among the Borrower, the Co-Borrower and the Bank, as Collateral Trustee.

“Lender” means any of the creditors that are parties to this Agreement, including each initial Lender and each Person which becomes an assignee pursuant to Section 8.4(b).

“Lender Note” has the meaning assigned to such term in Section 3.2.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale, sale subject to a repurchase obligation or other title retention agreement relating to such asset, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning assigned to such term in Section 2.1.

“Loan Date” means the Closing Date.

“Majority of the Lenders” means Lenders holding more than 50% of the Aggregate Commitment.

“Mandatory Prepayment” has the meaning assigned to such term in Section 3.3.3.

“Officer’s Certificate” means a certificate signed on behalf of the Borrower, the Co-Borrower or the Portfolio Manager by one or more officers thereof.

“Optional Prepayment” has the meaning assigned to such term in Section 3.3.5.

“Percentage” of any Lender means, at any time:  (a) with respect to the aggregate amount of Commitments of all Lenders to make Loans at such time, the percentage which such Lender’s Commitment to make Loans, if any, is of the aggregate amount of Commitments of all Lenders to make Loans at such time; and (b) with respect to the aggregate amount of Loans which are outstanding at such time, the percentage which the aggregate principal amount of such Lender’s Loans is of the total principal amount of Loans at such time; in each case as shown on Schedule 1 to this Agreement (or, in the case of any Lender which becomes a Lender pursuant to any Assignment Agreement, as provided in such Assignment Agreement) and in all cases as changed from time to time as a consequence of Assignment Agreements pursuant to Section 8.6(b) and as reflected in the books and records of the Loan Agent at such time.

“Person” means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, including an entity such as a collective investment fund and separate account whose underlying assets include the assets of such plans, as well as any plan that is not subject to ERISA but which is subject to Section 4975 of the Internal Revenue Code.

“Portfolio Manager” means Bain Capital Specialty Finance, Inc., a Delaware corporation with its principal offices located in Boston, Massachusetts, until a successor Person shall have become the Portfolio Manager pursuant to the provisions of the Portfolio Management Agreement, and thereafter “Portfolio Manager” shall mean such successor Person.

“Rating Agency”:  Each of S&P and Fitch, or, with respect to Assets generally, if at any time S&P or Fitch ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Portfolio Manager on behalf of the Issuer).

“Register” has the meaning assigned to such term in Section 8.16.

“Responsible Officer” means, when used with respect to the Collateral Trustee or the Loan Agent, any officer within the corporate trust office (or any successor group of the Collateral Trustee or the Loan Agent, as the case may be) including any officer to whom any corporate trust matter or other matter related to this transaction is referred at the corporate trust office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“S&P” means S&P Global Ratings, an S&P Global Ratings Inc. business, and any successor or successors thereto.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, among the Borrower, the Collateral Trustee and the Custodian.

“Senior Item” shall have the meaning assigned in Section 3.6(b) (Subordination) herein.

“Subsidiary” means at any time, with respect to any Person (the “parent”), any corporation, association, partnership, limited liability company or other business entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power to elect the board of directors, general partner, or comparable body of such corporation, association, partnership or other business entity or, in the case of a partnership, ownership interests representing more than 50% of the interests of such partnership (irrespective of whether at the time securities or other ownership interests of any other class or classes of such corporation, association, partnership or other business entity shall or might have voting power solely upon the occurrence of any contingency) are, at such time owned directly or indirectly by the parent, by one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent and (b) which is also required at such time under GAAP to be consolidated with the parent.

“Transaction Documents” means this Agreement, the other Credit Documents, the Indenture, the Portfolio Management Agreement, the Loans Sale Agreement, the Master Participation Agreements, the Retention Undertaking Letter, the Collateral Administration Agreement, the Securities Account Control Agreement, the Administration Agreement, the Registered Office Agreement, the AML Services Agreement and the Placement Agreement.

“United States” or “U.S.” means the United States of America, its 50 States, the District of Columbia and the Commonwealth of Puerto Rico.